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                                                                    EXHIBIT 99.1

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CONTACTS:
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Robert G. Hatfield                                                 Meredith Mendola
Chief Executive Officer                                            Senior Account Associate
William M. McKay                                                   Rourke - MS&L
Chief Financial Officer                                            (617) 267-1909 x346
View Tech, Inc.
(805) 482-8277
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FOR IMMEDIATE RELEASE

 VIEW TECH ANNOUNCES NEW $15 MILLION CREDIT FACILITY COMMITMENT FROM IMPERIAL
                              BANK AND BANKBOSTON

      - Vermont Telecommunications Network Services Acquisition Closes -

CAMARILLO, CA - December 3, 1997 - View Tech, Inc. (Nasdaq: VUTK) today announced that Imperial Bank of Los Angeles, California and BankBoston, N.A. of Boston, Massachusetts will provide View Tech with a $15 million credit facility. In addition, the Company announced that the receipt of this credit facility has accommodated View Tech's recently announced agreement to acquire Vermont Telecommunications Network Services, Inc. ("Network Services"; release dated November 13), and the acquisition has been closed.

"This credit facility will help to provide View Tech with the financial flexibility to continue its growth, especially by means of acquisition," said Paul C. O'Brien, View Tech's chairman of the board. "We are particularly pleased that the Network Services acquisition has closed successfully, enabling View Tech to bring its high-quality communications solutions to more businesses in the Northeast."

The $15 million credit facility will be underwritten primarily by Imperial Bank, which will provide $9 million of the total financing. BankBoston, N.A. will provide the remaining $6 million. This financing includes funds to be used for acquisitions, general corporate expenditures, and working capital.

"We believe the commitment from Imperial Bank and BankBoston is an acknowledgment of View Tech's strengths as a business, and we look forward to a successful, long-term banking relationship," said Robert G. Hatfield, chief executive officer of View Tech. "View Tech has taken many steps recently to bring us closer to becoming a national leader in our very competitive market, and we continue to strive for that goal."

About Imperial Bank
-------------------
With over $4.5 billion in assets, Imperial Bank is a leading independent business bank, offering a wide range of financial services tailored to corporate customers, entrepreneurs and professionals.
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Imperial Bank exclusively serves middle market businesses and is active in manufacturing and distribution, healthcare, biotechnology, emerging-growth high-technology, entertainment, apparel and textile, residential tract lending, cash management services, merchant card transaction processing, factoring, international trade and foreign exchange, trust and custodial services, and investment planning. Imperial Bank is the principal subsidiary of Imperial Bancorp (NYSE: IMP), with 11 regional offices located in California and loan production offices in Austin, Texas; Boston, Massachusetts; Phoenix, Arizona; and Bellevue, Washington. Imperial can be found on the Web at http://www.imperialbank.com.
                                   - more -
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About BankBoston, N.A.
----------------------
BankBoston (NYSE:BKB), with assets of $68.2 billion as of September 30, 1997, was founded in 1784 and is the 16th-largest bank holding company in the United States. BankBoston is engaged in: consumer banking in southern New England; financing to selected corporations regionally, nationally and internationally; and full-service banking in key Latin American markets. The Corporation and its subsidiaries operate through a network of offices in the United States and through more than 100 offices in 23 countries in Latin America, Europe and Asia, the third-largest overseas network of any U.S. bank. The Corporation's common and preferred stocks are listed on the New York and Boston stock exchanges.

About View Tech, Inc.
---------------------
View Tech, Inc., with headquarters in Camarillo, CA, together with its wholly owned subsidiary, USTeleCenters, Inc., headquartered in Boston, MA, is a leading, single-source provider of voice, video and data equipment, network services and bundled communications solutions for mid-sized business customers nationwide.

The Company has equipment distribution partnerships with PictureTel Corporation, Ascend Communications and Northern Telecom, markets UUNET's Internet access under the name USTeleNet and markets network services through agency agreements with Bell Atlantic, BellSouth, GTE, Southwestern Bell and Sprint.


Statements expressing the beliefs and expectations of management regarding future performance are forward-looking statements and involve known factors, risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. These factors, risks and uncertainties, include, but are not limited to: the Companyis ability to consummate successfully future mergers and acquisitions and to realize the benefits of these strategic opportunities; the Companyis ability to achieve integration of product lines, distinct corporate cultures and sales and marketing operations and to retain key personnel; and the Companyis ability to manage effectively its business in a rapidly changing regulatory and technological environment and within diverse geographic areas. These risk factors are detailed from time to time in the Company's filings with the Securities and Exchange Commission. Actual results may differ materially from management's expectations.

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